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                                                         Exhibit 23.1


                     [Letterhead for Cherry Bekaert & Holland]



Board of Directors
FACT of West Florida


We consent to the use of our report dated September 13, 1996 on the financial statements of FACT of West Florida included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                 /s/ Cherry Bekaert & Holland, L.L.P.

October 8, 1996